                                                                   Exhibit A-3.2



                       FORM OF CERTIFICATE OF DESIGNATION
                                       OF
                           SERIES 2 JUNIOR PREFERRED
                               STOCK OF CONECTIV


                            ------------------------

                         Pursuant to Section 151 of the
                           General Corporation Law of
                             the State of Delaware

                           -------------------------


         Conectiv, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

         that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation, and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a duly called meeting held on [
], at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions remain in full force and effect on
the date hereof creating a class of [     ] shares of Preferred Stock having a
par value of $.01 per share, designated as Series 2 Junior Preferred Stock.

         RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of preferred stock, par value $.01 per share, of the Corporation, designated as Series 2 Junior Preferred Stock having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

         Section 1. Designation and Amount. The shares of such class shall be designated as "Series 2 Junior Preferred Stock" (the "Series 2 Preferred
Stock") and the number of shares constituting such class shall be [      ].
Such number of shares may be
increased or decreased by resolution of the Board of Directors, provided that no such decrease shall reduce the number of shares of the Series 2 Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants, or upon conversion of any outstanding securities issued by the Corporation convertible into Series 2 Preferred Stock. All capitalized terms used herein have the meanings ascribed to them in the Restated Certificate of Incorporation of the Corporation (the "Certificate"), unless otherwise defined herein.

         Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other class or series of Preferred Stock of the Corporation ranking prior and superior to the shares of Series 2 Preferred Stock with respect to dividends, each holder of a share (a "Share") of Series 2 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Share of Series 2 Preferred Stock, in an amount per Share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on shares of the Class A Common Stock (other than a cash dividend declared pursuant to subsection 4.1(A)(1)(a) of Section II of Article IV of the Certificate) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series 2 Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Share equal to 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (x) a dividend payable in shares of Class A Common Stock, or a subdivision of the outstanding shares of Class A Common Stock, by reclassification or otherwise, or (y) a dividend declared pursuant to subsection 4.1(A)(1)(a) of Section II of Article IV of the Certificate) declared on shares of Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Share of Series 2 Preferred Stock. In the event that the Corporation shall at any time after [ ] (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Share of Series 2 Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on Shares of Series 2 Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Class A Common Stock (other than a dividend or distribution payable in shares of Class A Common Stock or a dividend declared pursuant to subsection 4.1(A)(1)(a) of Section II of Article IV of the Certificate); provided, however, that in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Date, a dividend of $1.00 per Share on the Series 2 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Share of Series 2 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Share of Series 2 Preferred Stock, unless the date of issuance of such Share is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Share shall begin to accrue from the date of issuance of such Share, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Shares of Series 2 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Shares of Series 2 Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Shares shall be allocated pro rata on a share-by-share basis among all Shares of Series 2 Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Shares of Series 2 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of Shares of Series 2 Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each Share of Series 2 Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Class A Common Stock of the Corporation. In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock or (iii) combine the outstanding shares of Class A Common Stock into a small number of shares, then in each such case the number of votes per Share to which holders of Shares of Series 2 Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or in any other Certificate of Designation creating a series of preferred stock, or any similar stock, or by law, the holders of Shares of Series 2 Preferred Stock, the holders of shares of Class A Common Stock, and the holders of any other class or series of capital stock of the Corporation entitled to vote generally, together with the Class A Common Stock, shall vote together as one class on all matters submitted to a vote of the holders of such stock.

         (C) (i) If at any time dividends on any Shares of Series 2 Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Shares of Series 2 Preferred Stock then outstanding shall have been declared and paid or set apart for payment, the holders of the outstanding Shares of Series 2 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), shall have the right to elect two Directors to the Board of Directors of the Corporation at the Corporation's next annual meeting of stockholders, and so long as such default period continues, shall have the right to elect a successor to each of the two Directors so elected upon the expiration of their respective terms, such right to be exercised at the subsequent annual meeting or meetings at which the respective terms of such Directors expire. Any Director who shall have been so elected pursuant to this paragraph may be removed only for cause. If the office of any Director elected by the holders of Shares of Series 2 Preferred Stock pursuant to this paragraph becomes vacant for any reason, the remaining Director elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, and if the offices of both such Directors elected by the holders of Shares of Series 2 Preferred Stock pursuant to this paragraph become vacant for any reason, such vacancies may be filled for the unexpired term in respect of which such vacancy occurred only by the affirmative vote of the holders of the outstanding Shares of Series 2 Preferred Stock, together with the holders of the outstanding shares of any other class or series of stock upon which like voting rights have been conferred and are exercisable (voting together as a class).

                 (ii) The voting rights vested pursuant to paragraph (C)(i) hereof in the holders of the outstanding Shares of Series 2 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class), may not be exercised at any annual meeting unless one-third of the outstanding shares of stock of the Corporation upon which such voting rights have been conferred shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Company Common and Class A Common Stock shall not affect the exercise by the holders of Shares of Series 2 Preferred Stock of such rights. In connection with the election of Directors pursuant to paragraph (C)(i) hereof, each holder of Series 2 Preferred Stock shall be entitled to one vote for each one one-hundredth of a Share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                 (iii) During any default period, the holders of shares of Company Common Stock, Class A Common Stock, and Shares of Series 2 Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect (voting together as a class) all the Directors other than the two Directors to be elected pursuant to paragraph
(C)(i) hereof by the holders of the outstanding shares of Series 2 Preferred Stock, together with the holders of outstanding shares of any one or more other classes or series of stock of the Corporation upon which like voting rights have been conferred and are exercisable (voting together as a class).

                 (iv) Immediately upon the expiration of a default period, (x) the right of the holders of Shares of Series 2 Preferred Stock to elect Directors pursuant to paragraph (C)(i) hereof shall cease (subject to re-vesting in the event of each and every subsequent default of the character mentioned in paragraph (C)(i) above), and (y) the term of any Directors elected by the holders of Shares of Series 2 Preferred Stock pursuant to paragraph
(C)(i) hereof shall terminate.

         (D) Except as set forth herein, holders of Shares of Series 2 Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of share of Class A Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Shares of Series 2 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Shares of Series 2 Preferred Stock shall have been paid in full, the Corporation shall not

                 (i) declare or pay dividends on, or make any other distributions on, any shares of Junior Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on Shares of Series 2 Preferred Stock and shares of all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Shares and all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any Junior Stock;

                 (iv) redeem or purchase or otherwise acquire for consideration any Shares of Series 2 Preferred Stock, or any Parity Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, and other relative rights and preferences of the respective series and classes, shall determine in good faith, will result in fair an equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any Shares of Series 2 Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate, or in any other Certificate of Designation creating series of Preferred Stock, per value $.01 per share, or any similar stock, or as otherwise restricted by law.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation no distribution shall be made (i) to the holders of shares of Junior Stock unless the holders of Shares of Series 2 Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $1.00 per Share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to 100 times the aggregate per share amount to be distributed to holders of shares of Class A Common Stock, or (ii) to the holders of shares of Parity Stock, unless simultaneously therewith distributions are made ratably on Shares of Series 2 Preferred Stock and all other shares of such Parity Stock in proportion to the total amounts to which the holders of Shares of Series 2 Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such Parity Stock are entitled, in each case upon such liquidation, dissolution or winding up.





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
         (B) In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Shares of Series 2 Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction (other than a conversion of Class A Common Stock into other shares of any class or series of capital stock of the Corporation pursuant to subsection 4, Section II of Article IV of the Certificate) in which the shares of Class A Common Stock are exchanged for or converted into other stock, securities, cash, and/or any other property, then in any such case Shares of Series 2 Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash, and/or other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is converted or exchanged. In the event that the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide outstanding shares of Class A Common Stock, or (iii) combine outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Shares of Series 2 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Class A Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

         Section 8. Conversion and Redemption. The Series 2 Preferred Stock shall be subject to conversion or redemption on the terms provided below in this Section 8. Except as provided in this Section 8, the Series 2 Preferred Stock shall not be redeemable.

         Section 8.1.       Conversion or Redemption.

         (A) If the Board of Directors so declares, or in the event of any of the following:

                 (x) the Disposition, in one transaction or a series of related transactions, by the Corporation and/or its subsidiaries of all or substantially





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
         all of the properties and assets attributed to the Atlantic Utility Group (as defined in the Certificate) to one or more persons or entities (other than (1) the Disposition by the Corporation of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation or winding up of the Corporation and the distribution of assets to stockholders in Liquidation), (2) to any person or entity controlled (as determined by the Board of Directors) by the Corporation, or (3) pursuant to a Related Business Transaction, or

                 (y) the purchase by the Corporation of all (but not less than all) of the outstanding shares of Class A Common Stock or the redemption or conversion of all (but not less than all) of the outstanding shares of Class A Common Stock pursuant to subsection 4.2 of Section II of Article IV of the Certificate,

then each outstanding Share of the Series 2 Preferred Stock shall be converted, as of the Conversion Date provided by paragraph (A) of subsection 8.2 into the number of fully paid and nonassessable shares of Series 1 Preferred Stock (or if the Series 1 Preferred Stock is not Publicly Traded at such time and shares of any other class or series of junior preferred stock of the Corporation (other than Series 2 Preferred Stock) entitled to vote generally, together with the Common Stock, are then Publicly Traded, of such other class or series of junior preferred stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by paragraph (A) of subsection 8.2) equal to the applicable percentage, on the Conversion Date, set forth below of the Market Value Ratio of the Series 2 Preferred Stock to the Series 1 Preferred Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by such paragraph (A):

         12 Month Period Prior to
         the Applicable Anniversary                         Percentage of
         of the Effective Date                              Market Value Ratio
         --------------------------                         ------------------
         First                                              125%
         Second                                             120%
         Third                                              115%
         Fourth and Thereafter                              110%

         (B) If the Corporation consummates (i) a tender offer made by the Corporation for all of the outstanding Shares of Series 2 Preferred Stock at an all cash price of at least 110% of the Time-Weighted Market Price of a share of Series 2 Preferred Stock as of the Trading Day immediately preceding the date of such offer or (ii) an exchange offer by the Corporation to exchange each outstanding Share of Series 2 Preferred Stock into a number of shares of Series 1 Preferred Stock (or if the Series 1 Preferred Stock is not Publicly Traded at such time and shares of any other class or series





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
of junior preferred stock of the Corporation (other than Series 2 Preferred Stock) entitled to vote generally, together with the Common Stock, are then Publicly Traded, of such other class or series of junior preferred stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of such offer) equal to at least 110% of the Market Value Ratio of the Series 2 Preferred Stock to the Series 1 Preferred Stock as of the Trading Day immediately preceding the date of such offer, which, in either case, is accepted by the holders of greater than 50% of the outstanding shares of Series 2 Preferred Stock, then the Board of Directors may either (x) provided that there are funds of the Corporation legally available therefor, redeem as of the Redemption Date provided in paragraph (B) of subsection 8.2 each Share of Series 2 Preferred Stock remaining outstanding in exchange for cash in an amount equal to the highest cash price paid per share by the Corporation pursuant to such tender offer or to the product of the highest number of shares of Series 1 Preferred Stock (or such other class or series of junior preferred stock of the Corporation) per share issued in exchange for any share of Series 2 Preferred Stock pursuant to such exchange offer and the Time-Weighted Market Price of a share of Series 1 Preferred Stock (or such other class or series of junior preferred stock of the Corporation) as of the Trading Day immediately preceding the date of such exchange offer, as the case may be, or (y) declare that each Share of Series 2 Preferred Stock remaining outstanding shall be converted as of the Conversion Date provided in paragraph (A) of subsection 8.2 into a number of fully paid and nonassessable shares of Series 1 Preferred Stock (or if the Series 1 Preferred Stock is not Publicly Traded at such time and shares of any other class or series of junior preferred stock of the Corporation (other than Series 2 Preferred Stock) entitled to vote generally, together with the Common Stock, are then Publicly Traded, of such other class or series of junior preferred stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of notice of such conversion required by such paragraph (A)) equal to the quotient of the highest cash price paid per share by the Corporation pursuant to such tender offer and the Time-Weighted Market Price of a share of Series 1 Preferred Stock (or such other class or series of junior preferred stock of the Corporation) as of the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph
(A) or to the highest number of shares of Series 1 Preferred Stock (or such other class or series of junior preferred stock of the Corporation) per share issued in exchange for any Share of Series 2 Preferred Stock pursuant to such exchange offer, as the case may be.

         (C) If any person (including the Corporation) makes a tender offer to purchase shares of Series 1 Preferred Stock for cash, property, or other securities, the holders of Shares of Series 2 Preferred Stock will be entitled to convert each and any such Share of Series 2 Preferred Stock into the number of fully paid and nonassessable shares of Series 1 Preferred Stock equal to 100% of the Market Value Ratio of the Series 2 Preferred Stock to the Series 1 Preferred Stock as of the Trading Day immediately preceding the date of such tender offer; provided, that (x) any election by such holder to make such conversion may be fully revoked by such holder with respect to any such Share of Series 2 Preferred Stock by giving written notice to the Corporation prior to the consummation of such tender offer and (y) such conversion will only be effective only with respect to such shares of Series 1 Preferred Stock issuable upon such conversion which are actually accepted for purchase pursuant to such tender offer.

         (D) If any person (including the Corporation) consummates a tender offer for all of the outstanding shares of Series 1 Preferred Stock at an all cash price that is accepted by the holders of greater than 50% of the outstanding shares of Series 1 Preferred Stock, then the Board of Directors may either (x) redeem as of the Redemption Date provided by paragraph (B) of subsection 8.2 each Share of Series 2 Preferred Stock outstanding in exchange for cash in an amount equal to the product of the highest cash price paid per share by such person pursuant to such tender offer and the Market Value Ratio of the Series 2 Preferred Stock to the Series 1 Preferred Stock as of the fifth Trading Day prior to the date of such tender offer or (y) declare that each Share of Series 2 Preferred Stock outstanding shall be converted as of the Conversion Date provided by paragraph (A) of subsection 8.2 into a number of fully paid and nonassessable shares of Series 1 Preferred Stock equal to the quotient of the highest cash price paid per share by such person pursuant to such tender offer and the Time-Weighted Market Price of a share of Series 1 Preferred Stock as of the Trading Day immediately preceding the date of the notice of such conversion required by such paragraph (A).

         Section 8.2      Notice and Other Provisions.

         (A) If the Series 2 Preferred Stock is converted into Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation) pursuant to paragraph (A) of subsection 8.1 or if the Corporation determines to convert the Series 2 Preferred Stock into Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation) pursuant to paragraph (B), (C), or (D) of subsection 8.1, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Conversion Date, cause notice to be given to each holder of Shares of Series 2 Preferred Stock setting forth (1) a statement that all outstanding shares of Series 2 Preferred Stock shall be converted, (2) the Conversion Date (which, (x) in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition, (y) in the case of a purchase by the Corporation or redemption or conversion of all of the outstanding shares of Class A Common Stock, shall not be fewer than 35 or more than 85 Trading Days following the consummation of such purchase, redemption, or conversion of Class A Common Stock, and (z) in the case of a conversion after a tender or exchange offer pursuant to paragraph
(B), (C), or (D) of subsection 8.1, shall not be fewer than 35 or more than 85 Trading Days following the consummation of such offer), (3) the per share number of shares of Series 1 Preferred Stock, or another class or series of junior preferred stock of the Corporation, as the case may be, to be received with respect to each Share of Series 2 Preferred Stock, including details as to the calculation thereof, (4) the place or places where certificates for Shares of Series 2 Preferred Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation), and (5) a statement to the effect that, except as otherwise provided by paragraph (D) of this subsection 8.2, dividends on such Shares of Series 2 Preferred Stock shall cease to be paid as of such Conversion Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

         (B) If the Corporation determines to redeem Series 2 Preferred Stock pursuant to subparagraph (B) or (D) of subsection 8.1, the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to each holder of Shares of Series 2 Preferred Stock setting forth (1) a statement that all Shares of Series 2 Preferred Stock outstanding on the Redemption Date shall be redeemed,
(2) the Redemption Date (which shall not be less than 35 or more than 85 Trading Days following the consummation of the applicable tender or exchange offer), (3) the redemption price for the Shares, (4) the place or places where certificates for Shares of Series 2 Preferred Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash, (5) the number of outstanding Shares of Series 2 Preferred Stock, and (6) a statement to the effect that, except a otherwise provided by paragraph (D) of this subsection 8.2, dividends on such Shares of Series 2 Preferred Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

         (C) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities (other than fractional shares of Series 1 Preferred Stock in integral multiples of one one-hundredths of a share) to any holder of Series 2 Preferred Stock upon any conversion or redemption pursuant to this Section 8. If more than one Share (or more than one fractional share) of Series 2 Preferred Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion or redemption (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of Series 2 Preferred Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest).

         (D) No adjustments in respect of dividends shall be made upon the conversion or redemption of any Shares of Series 2 Preferred Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any Shares of Series 2 Preferred Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of Series 2 Preferred Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such Shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such Shares.

         (E) Before any holder of Series 2 Preferred Stock shall be entitled to receive any cash payment and/or certificate or instruments representing shares of any capital stock and/or securities or property to be distributed to such holder with respect to Series 2 Preferred Stock pursuant to this Section 8, such holder shall surrender at such place as the Corporation shall specify certificates for Series 2 Preferred Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing shares of Series 2 Preferred Stock deliver to the person for whose account such shares were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of shares (or fractional shares, if any) of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by paragraph (C) of this subsection 8.2, in each case without interest. If less than all of the Shares of Series 2 Preferred Stock represented by any one certificate are to be redeemed or converted, the Corporation shall issue and deliver a new certificate for the Shares of Series 2 Preferred Stock not redeemed.

         (F) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of Shares of Series 2 Preferred Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares as required by paragraph
(E) of this subsection 8.2, to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by paragraph (C) of this subsection 8.2 and rights to dividends as provided in paragraph (D) of this subsection 8.2, in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date represented Shares of Series 2 Preferred Stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which Series 2 Preferred Stock was converted until the surrender as required by this subsection 8 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date, but that were not paid by reason of the foregoing, with respect to the number of shares (or fractional shares, if any) of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date, the Corporation shall, however, be entitled to treat the certificates for Series 2 Preferred Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of shares (or fractional shares, if any) of the kind or kinds of capital stock of the Corporation for which the Shares of Series 2 Preferred Stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

         (G) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of Shares of Series 2 Preferred Stock pursuant to this
Section 8. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of capital stock and/or other securities in a name other than that in which the Shares of Series 2 Preferred Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

         (H) Neither the failure to mail any notice required by this subsection 8.2 to any particular holder of Series 2 Preferred Stock nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding Shares of Series 2 Preferred Stock or the validity of any such conversion or redemption.

         (I) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 8 as the Board of Directors shall determine to be appropriate.

         Section 8.3 Certain Definitions. As used in this Section 8, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning in the plural, and vice versa), unless the context otherwise requires. All other capitalized terms used in this Section 8 have the meanings ascribed to them elsewhere in this Certificate of Designation or in Article IV of the Certificate.

         (A) the term "Conversion Date" shall mean the date fixed by the Board of Directors as the effective date for the conversion of shares of Series 2 Preferred Stock into shares of Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation) as shall be set forth in the notice to holders of shares of Series 2 Preferred Stock required pursuant to paragraph (A) of subsection 8.2 of this Section 8.

         (B) the term "Market Capitalization" with respect to any class or series of junior preferred stock on any date shall mean the product of (i) the Market Value of one share of such class or series of junior preferred stock on such date and (ii) the number of shares of such class or series of junior preferred stock outstanding on such date.

         (C) the term "Market Value Ratio of Series 2 Preferred Stock to Series 1 Preferred Stock" as of any date shall mean the fraction (which may be greater than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation, if so provided in subsection 8.1 because the Series 1 Preferred Stock is not then Publicly Traded) to be issued in respect of a Share of Series 2 Preferred Stock upon a conversion of Series 2 Preferred Stock into Series 1 Preferred Stock (or another class or series of junior preferred stock of the Corporation) in accordance with subsection 8.1, based on the market value of a Share of Series 2 Preferred Stock to the market value of a share of Series 1 Preferred Stock (or such other class or series of junior preferred stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one Share of Series 2 Preferred Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one Share of Series 2 Preferred Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one Share of Series 2 Preferred Stock over the period of five consecutive Trading Days ending on the tenth Trading Day prior to such date, and (D) the average Market Value of one Share of Series 2 Preferred Stock over the period of five consecutive Trading Days ending on the fifteenth Trading Day prior to such date, and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Series 1 Preferred Stock (or such other class or series of junior preferred stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Series 1 Preferred Stock (or such other class or series of junior preferred stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Series 1 Preferred Stock (or such other class or series of junior preferred stock) over the period of five consecutive Trading Days ending on the tenth Trading Day prior to such date, and (D) the average Market Value of one share of Series 1 Preferred Stock (or such other class or series of junior preferred stock) over the period of five consecutive Trading Days ending on the fifteenth Trading Day prior to such date.

         (D) the term "Redemption Date" shall mean the date fixed by the Board of Directors as the effective date for a redemption of Shares of Series 2 Preferred Stock, as set forth in a notice to holders thereof required pursuant to paragraph (B) of subsection 8.2.

         (E) the term "Time-Weighted Market Price" as of any date with respect to any class or series of junior preferred stock shall mean an amount equal to (i) the sum of (A) four times the average Market Value of one share of such class or series of junior preferred stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of such class or series of junior preferred stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of such class or series of junior preferred stock over the period of five consecutive Trading Days ending on the tenth Trading Day prior to such date, and (D) the average Market Value of one share of such class or series of junior preferred stock over the period of five consecutive Trading Days ending on the fifteenth Trading Day prior to such date, (ii) divided by ten (10).

         (F) the term "Trading Day" with respect to any class or series of junior preferred stock shall mean each weekday other than any day on which the relevant class or series of junior preferred stock of the Corporation is not traded on any national securities exchange or quoted in the NASDAQ National Market or in the over-the-counter market.

         Section 9. Ranking. Except as provided below, the Series 2 Preferred Stock shall rank junior to all other series of Preferred Stock, par value $.01 per share, and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise. The Series 2 Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution, or winding up, to the Company Common Stock and the Class A Common Stock. Notwithstanding anything to the contrary in this
Section 9, the Series 2 Preferred Stock shall rank on parity, as to dividends and upon liquidation, dissolution, and winding up, with the Series 1 Junior Preferred Stock.

         Section 10. Amendment. Except as set forth in Section 1 hereof, the Certificate, including, without limitation, this Certificate of Designation, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences, or special rights of the Series 2 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two thirds of the outstanding Shares of Series 2 Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. The Series 2 Preferred Stock may be issued in fractions of one one-hundredth of a Share or other fractions of a share, which fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, redemptions, and conversions, and to have the benefit of all other rights of holders of Shares of Series 2 Preferred Stock.

         Section 12. Additional Definitions.

         (A) The term "Company Common Stock" shall mean the class of stock designated as the Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such Company Common Stock.

         (B) The term "Class A Common Stock" shall mean the class of stock designated as the Class A Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes of reclassification of such Class A Common Stock.

         (C) The term "Junior Stock" (i) as used in Section 4, shall mean the Company Common Stock, the Class A Common Stock, and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series 2 Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Company Common Stock, the Class A Common Stock, and any other class or series of capital stock of the Corporation over which the Series 2 Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (D) The term "Parity Stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series 2 Preferred Stock as to the payment of dividends, including the Series 1 Preferred Stock and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation hereinafter authorized or issued and ranking pari passu with the Series 2 Preferred Stock as to the distribution of assets on any liquidation, dissolution, or winding up of the Corporation, including the Series 1 Preferred Stock.

                        [SPACE INTENTIONALLY LEFT BLANK]





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
         IN WITNESS WHEREOF, Conectiv has caused this Certificate to be signed by its Chairman and Chief Executive Officer this ___ day of ___________, 1998.

                                        CONECTIV


                                        By
                                           -------------------------------
                                        Howard E. Cosgrove
                                        Chairman and Chief Executive
                                        Officer





                                       17